UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	NYSE, CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d) The Board of Directors (the “Board”) of Adtalem Global Education Inc. (“Adtalem”) has appointed Sharon O’Keefe and Kenneth Phelan as independent members of Adtalem’s Board effective April 29, 2020.  Ms. O’Keefe and Mr. Phelan will stand for re-election at Adtalem’s 2020 annual meeting of stockholders.  Ms. O’Keefe and Mr. Phelan will receive compensation and benefits from Adtalem for service on the Board on the same terms as other non-employee directors as described in Adtalem’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 4, 2019.

There are no arrangements or understandings between either Ms. O’Keefe or Mr. Phelan and any other person pursuant to which either of them was appointed as a director of Adtalem.

There are no transactions between Ms. O’Keefe or Mr. Phelan and Adtalem that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

In connection with the foregoing appointments, the Board approved an increase in the size of the Board from eight to ten members effective April 29, 2020.

A copy of the press release announcing the appointment of Ms. O’Keefe and Mr. Phelan as directors is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Ms. O'Keefe, 68, has served as president of the University of Chicago Medical Center since February 2011. Prior to that, she served as president of Loyola University Medical Center from April 2009 to February 2011 and as chief operating officer for Barnes Jewish Hospital, a member hospital of BJC Healthcare, in St. Louis from July 2002 to April 2009. Since 2012, Ms. O’Keefe has served on the Board of Directors of Vocera Communications Inc., a provider of communication and clinical workforce solutions, and is currently a member of the compensation committee. O’Keefe also previously served on the board of Aviv Reit, Inc. from 2013 to 2015.

Mr. Phelan, 60, served as the first chief risk officer for the U.S. Department of Treasury from 2014 to 2019. As chief risk officer for the Treasury, he was responsible for establishing and building the Treasury’s Office of Risk Management to provide senior Treasury and other administration officials with analysis of key risks including credit, market, liquidity, operational, governance, and reputational risks. From 2018 to 2019, Phelan also served as acting director for the Office of Financial Research, an independent bureau within the Treasury charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Prior to joining the Treasury, Phelan served as the chief risk officer for RBS Americas from 2011 to 2014, as chief risk officer for Fannie Mae from 2009 to 2011, and as chief risk officer for Wachovia Corporation from 2008 to 2009. Since 2019, he has served on the board of Huntington Bancshares and is a member of the risk oversight committee.

Item 9.01            Financial Statements and Exhibits

99.1    Adtalem Global Education Inc. Press Release dated April 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Chaka M. Patterson
Chaka M. Patterson
Senior Vice President and General Counsel

Date: April 29, 2020